Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter and Fiscal Year 2016 Results

Strong Growth in Subscription and Transaction Revenue Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 25, 2016 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based business payment, invoice and digital banking solutions, today reported financial results for the fourth quarter and fiscal year ended June 30, 2016.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 14% from the fourth quarter of last year to $50.9 million, or 15% on a constant currency basis. Revenues overall for the fourth quarter were $88.1 million, an increase of $2.7 million, or 3% from the fourth quarter of last year, and 5% on a constant currency basis.

Gross margin for the fourth quarter was $49.7 million, an increase of $0.4 million from the fourth quarter of last year. Net loss for the fourth quarter was $5.9 million compared to a net loss of $21.6 million for the fourth quarter of last year. Net loss per share was $0.16 in the fourth quarter compared to $0.57 in the fourth quarter of last year.

Core net income for the fourth quarter was $14.2 million. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $0.37 for the three months ended June 30, 2016 as compared to $0.35 for the three months ended June 30, 2015.

“We have innovative products to make the complex process of business payments efficient and secure, and the market is responding as evidenced by our Subscription and Transaction Bookings results which are up year over year 93% for the fourth quarter and 79% for the year,” said Rob Eberle, President and CEO of Bottomline Technologies. “With strong results and a predictable business model we view our stock at its current price to be an attractive use of capital and are announcing a $60 million share repurchase program. We are committed to driving shareholder value and confident the sales results achieved in FY16 and our execution in FY17 will achieve this goal.”

Revenues for the year ended June 30, 2016 were $343.3 million compared to $330.9 million for the year ended June 30, 2015. Subscription and transaction revenues increased by 14%, or 15% on a constant currency basis, to $195.2 million for the year ended June 30, 2016 from $171.4 million for the year ended June 30, 2015. Net loss for the year ended June 30, 2016 was $19.6 million as compared to $34.7 million for the year ended June 30, 2015. Net loss per share was $0.52 for the year ended June 30, 2016 compared to $0.92 for the year ended June 30, 2015.

Core net income for the year ended June 30, 2016 was $58.4 million as compared to $55.2 million for the year ended June 30, 2015. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $1.52 for the year ended June 30, 2016 as compared to $1.44 for the year ended June 30, 2015.

In the information above, we have presented certain non-GAAP financial measures. As more fully discussed in the “Non-GAAP Financial Measures” section of this earnings release, we are changing the methodology for the income tax effects of our non-GAAP adjustments and, going forward, only the new methodology will be used. A comparison of the new methodology versus the old methodology is also presented below.

Fourth Quarter Customer Highlights

•	Seventeen leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	Signed four new Digital Banking deals, including one customer for our Digital Banking 3.0 solution, helping banks to compete and win business in their corporate and SMB segments by deploying innovative digital capabilities.

•	Seven leading organizations, including American National Insurance and American Reliable Insurance, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Companies such as Share Registrars Ltd, DCC Management Services Limited and Shawbrook Bank selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as SEI Global Services and MediaOcean chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

Fourth Quarter Strategic Corporate Highlights

•	Announced that Bottomline won four out of eight awards in Aite Group’s 2016 Cash Management Vendor Evaluation. The study, which profiles and compares the offerings and strategies of leading cash management vendors in the U.S., awards those vendors who stand out among their peers. Bottomline was a recipient of: Best User Experience, Best Small Business Capabilities, Best Partner and Most Open Architecture.

•	Announced the appointment of Mr. Peter Gibson and Mr. Benjamin E. Robinson III to the Board of Directors. Mr. Gibson is Co-CEO of Knowledgent Group, a data analytics and technology firm headquartered in Warren, NJ. Mr. Robinson previously held a number of executive roles at Prudential Corporation, most recently including Senior Vice President and Chief Administration Officer for Prudential Annuities.

•	Announced the release of a mobile payment solution for the UK in cooperation with Barclays. The solution allows organizations to send payments in minutes to recipients using only a phone number, without the recipient surrendering bank account details or sensitive payment information. The innovative new solution is being marketed as a faster, more convenient and lower cost alternative to issuing checks.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share and constant currency information are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquired intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes, global ERP system implementation costs and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global enterprise resource planning (ERP) system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

In May 2016, the SEC issued new guidance regarding non-GAAP financial measures, including guidance on how income tax effects should be presented in respect of non-GAAP adjustments. This guidance clarified that the income tax effects of non-GAAP adjustments should be shown as a single line and, further, that the calculation should be based on the tax rate that would apply based on the level of non-GAAP profitability. The reconciliations that follow include reconciliations reflecting this new methodology, which shows its impact on the non-GAAP financial measures for the fourth quarter and fiscal year periods ending June 30, 2016 and 2015. Going forward, we will only be presenting non-GAAP information using the new methodology.

The new non-GAAP tax presentation has no impact on cash taxes actually paid, on EBITDA, or on Core Operating Income. The new presentation does not take into account GAAP expenses which have and will continue to generate deductions. In addition, we have accumulated net operating losses of $83 million in the US and $96 million overall which can be used to offset future tax payments.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

We also disclose Subscription and Transaction Bookings. This amount reflects a comparable metric of sales activity despite variations in contract lengths and terms. This amount is defined as the one-year value of new order invoicing, excluding installation and other one-time fees, which are contractually obligated or anticipated to recur on an annual basis once the customer is fully implemented and is fully utilizing the system. It is not a non-GAAP measure.

Non-GAAP Financial Measures (Continued)

Old Methodology

A reconciliation of our GAAP results to our non-GAAP results using the old methodology for the three and twelve months ended June 30, 2016 and 2015 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss	$(5,926)	$(21,620)	$(19,648)	$(34,680)
Amortization of acquired intangible assets	7,258	8,197	28,978	30,383
Stock-based compensation expense	7,185	7,462	30,279	27,025
Acquisition and integration related expenses	167	282	741	2,835
Restructuring expenses (benefit)	(72)	(49)	850	1,297
Global ERP system implementation costs	2,433	—	4,252	—
Other non-core (benefit) expense	(246)	(69)	(246)	76
Minimum pension liability adjustments	63	14	203	56
Amortization of debt issuance and debt discount costs	3,319	3,111	12,958	12,149
Record US deferred tax asset valuation allowance	—	16,034	—	16,034

Core net income	$14,181	$13,362	$58,367	$55,175

Diluted Core Net Income Per Share	$0.37	$0.35	$1.52	$1.44

Non-GAAP Financial Measures (Continued)

New Methodology

A reconciliation of our GAAP results to our non-GAAP results using the new methodology for the three and twelve months ended June 30, 2016 and 2015 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss	$(5,926)	$(21,620)	$(19,648)	$(34,680)
Amortization of acquired intangible assets	7,258	8,197	28,978	30,383
Stock-based compensation expense	7,185	7,462	30,279	27,025
Acquisition and integration related expenses	167	282	741	2,835
Restructuring expenses (benefit)	(72)	(49)	850	1,297
Global ERP system implementation costs	2,433	—	4,252	—
Other non-core (benefit) expense	(246)	(69)	(246)	76
Minimum pension liability adjustments	63	14	203	56
Amortization of debt issuance and debt discount costs	3,319	3,111	12,958	12,149
Record US deferred tax asset valuation allowance	—	16,034	—	16,034
Tax effect on non-GAAP income	(4,967)	(5,233)	(19,607)	(21,772)

Core net income	$9,214	$8,129	$38,760	$33,403

Diluted Core Net Income Per Share	$0.24	$0.21	$1.01	$0.87

Constant Currency Reconciliations

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended		% Increase
	June 30, 2016	2015	GAAP	Impact from Currency	Constant Rates (1)
	(in thousands)
Subscription and Transaction Revenues	$50,870	$44,699	14%	1%	15%
Total Revenues	88,112	85,370	3%	2%	5%

	Twelve Months Ended		% Increase
	June 30, 2016	2015	GAAP	Impact from Currency	Constant Rates (1)
	(in thousands)
Subscription and Transaction Revenues	$195,187	$171,361	14%	1%	15%

1)	Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior- period results using current period GAAP foreign exchange rates.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps businesses pay and get paid. We make complex business payments simple, secure and seamless by providing a trusted and easy-to-use set of cloud-based business payment, digital banking, fraud prevention and financial document solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and GAAP to non-GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins, increase shareholder value and repurchase shares from time to time under the share repurchase program. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2015 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2016	2015
Revenues:
Subscriptions and transactions	$50,870	$44,699
Software licenses	5,072	5,752
Service and maintenance	30,495	32,919
Other	1,675	2,000

Total revenues	88,112	85,370

Cost of revenues:
Subscriptions and transactions	23,207	20,698
Software licenses	289	445
Service and maintenance	13,691	13,447
Other	1,252	1,512

Total cost of revenues	38,439	36,102

Gross profit	49,673	49,268

Operating expenses:
Sales and marketing	21,214	21,156
Product development and engineering	12,396	11,758
General and administrative	11,289	8,530
Amortization of intangible assets	7,258	8,197

Total operating expenses	52,157	49,641

Loss from operations	(2,484)	(373)

Other expense, net	(3,903)	(3,719)

Loss before income taxes	(6,387)	(4,092)
Income tax (benefit) provision	(461)	17,528

Net loss	$(5,926)	$(21,620)

Basic and diluted net loss per share:	$(0.16)	$(0.57)

Shares used in computing basic and diluted net loss per share:	37,949	38,056

Core net income (1)	$14,181	$13,362
Diluted core net income per share (2)	$0.37	$0.35

1)	Core net income for the three months ended June 30, 2016 and 2015 excludes charges for amortization of acquired intangible assets of $7,258 and $8,197, acquisition and integration-related expenses of $167 and $282, restructuring benefits of $(72) and $(49), stock-based compensation of $7,185 and $7,462, minimum pension liability adjustments of $63 and $14, global ERP system implementation costs of $2,433 and $0, expense to record a US deferred tax asset valuation allowance of $0 and $16,034, non-core charges associated with our convertible notes of $3,319 and $3,111 and other non-core benefits of $246 and $69.

2)	Shares used in computing diluted core earnings per share were 38,312 and 38,662 for the three months ended June 30, 2016 and 2015, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2016	2015
Revenues:
Subscriptions and transactions	$195,187	$171,361
Software licenses	20,826	21,907
Service and maintenance	120,292	130,183
Other	6,969	7,438

Total revenues	343,274	330,889

Cost of revenues:
Subscriptions and transactions	87,775	79,397
Software licenses	1,030	1,583
Service and maintenance	53,236	53,094
Other	5,059	5,367

Total cost of revenues	147,100	139,441

Gross profit	196,174	191,448

Operating expenses:
Sales and marketing	84,068	80,151
Product development and engineering	47,355	47,185
General and administrative	39,324	34,492
Amortization of intangible assets	28,978	30,383

Total operating expenses	199,725	192,211

Loss from operations	(3,551)	(763)

Other expense, net	(15,312)	(15,553)

Loss before income taxes	(18,863)	(16,316)
Income tax provision	785	18,364

Net loss	$(19,648)	$(34,680)

Basic and diluted net loss per share:	$(0.52)	$(0.92)

Shares used in computing basic and diluted net loss per share:	37,957	37,806

Core net income (1)	$58,367	$55,175
Diluted core net income per share (2)	$1.52	$1.44

1)	Core net income for the twelve months ended June 30, 2016 and 2015 excludes charges for amortization of acquired intangible assets of $28,978 and $30,383, acquisition and integration-related expenses of $741 and $2,835, restructuring expenses of $850 and $1,297, stock-based compensation of $30,279 and $27,025, minimum pension liability adjustments of $203 and $56, global ERP system implementation costs of $4,252 and $0, expense to record a US deferred tax asset valuation allowance of $0 and $16,034, non-core charges associated with our convertible notes of $12,958 and $12,149 and other non-core (benefit) expense of $(246) and $76.

2)	Shares used in computing diluted core earnings per share were 38,462 and 38,212 for the twelve months ended June 30, 2016 and 2015, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2016	June 30, 2015
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$132,383	$144,388
Accounts receivable	61,773	65,140
Other current assets	22,385	19,713

Total current assets	216,541	229,241

Property and equipment, net	51,029	47,579
Goodwill and intangible assets, net	366,958	400,650
Other assets	18,359	11,014

Total assets	$652,887	$688,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,218	$11,623
Accrued expenses	27,512	24,436
Deferred revenue	74,332	70,383

Total current liabilities	112,062	106,442

Convertible senior notes	171,534	159,760
Deferred revenue, non current	19,086	17,624
Deferred income taxes	28,147	35,542
Other liabilities	27,271	20,578

Total liabilities	358,100	339,946

Stockholders’ equity
Common stock	42	40
Additional paid-in-capital	591,800	560,083
Accumulated other comprehensive loss	(37,668)	(13,511)
Treasury stock	(75,832)	(34,167)
Accumulated deficit	(183,555)	(163,907)

Total stockholders’ equity	294,787	348,538

Total liabilities and stockholders’ equity	$652,887	$688,484